UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, Suite 702 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 667-3854

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On May 16, 2017, Relmada Therapeutics, Inc. (the “Company”) entered into a confidential settlement agreement and release (the “Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”), James P. Ahern, and Matthew D. Eitner. Pursuant to the terms of the Agreement, all outstanding litigation between the parties was dismissed with prejudice, including all claims and counterclaims in all legal proceedings related to Relmada Therapeutics, Inc. v. Laidlaw & Company (UK) Ltd., et al., Case No.1:16-CV-07767, pending in the United States District Court for the Southern District of New York. Except for certain reimbursement of legal expenses to Laidlaw and its principals by the Company, none of the parties paid any monetary compensation to any other party in connection with the settlement of the matter. Laidlaw and its principals agreed to a lock-up prohibiting transfers or sales of their shares for one year and not to transfer more than 25% in any quarter of their shares in the subsequent twelve months. Laidlaw and its principals have also agreed to standstill commitments for two years, that includes, among other things, not to (i) nominate any person for election at any meeting of shareholders or make a request of the Company to seek the resignation of any of its directors, (ii) submit any proposal for consideration at, or bring any other business before any meeting of the shareholders, (iii) seek to call a special meeting of the shareholders, and (iv) effect or seek to effect, or participate in (a) any acquisition of any material assets or businesses of the Company, (b) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company, or (c) any recapitalization of the Company. The Company also reaffirmed its indemnification obligations under its prior engagement agreements with Laidlaw. The Agreement also contains customary confidentiality, release, and non-disparagement provisions.

The Company also issued a press release on May 18, 2017 announcing the settlement, a copy is included as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Relmada Therapeutics, Inc., dated May 18, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2017	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer and Interim Chief Financial Officer

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